VBI Vaccines Announces Voluntary Delisting from the Toronto Stock Exchange

CAMBRIDGE, Mass. (March 12, 2018) – VBI Vaccines Inc. (“VBI” or the “Company”) (Nasdaq: VBIV) (TSX:VBV), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced that it has applied to voluntarily delist its common shares (the “Shares”) from the Toronto Stock Exchange (the “TSX”).

After careful consideration, the Board of Directors of the Company decided to voluntarily delist from the TSX due to the very limited trading activity of the Company’s Shares on the TSX, which no longer justifies the financial and administrative costs and effort required to maintain a dual-listing. Additionally, while the Company will continue to have a significant operational presence in Ottawa, Canada, delisting from the TSX will create a central marketplace for VBI Shares on the NASDAQ. The Company believes this will ultimately benefit the long-term liquidity and shareholder value of VBI.

The Shares will continue to be listed and traded on NASDAQ, under its current symbol “VBIV”, and the Company’s Canadian shareholders will be able to continue to trade through their brokers on that exchange.

The TSX has confirmed that VBI’s Shares will be delisted from the TSX, effective at the close of trading on March 23, 2018.

About VBI Vaccines Inc.

VBI is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (HBV) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac is approved for use in Israel and 14 other countries. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (CMV) and glioblastoma multiforme (GBM). VBI is also advancing its LPV™ Thermostability Platform, a proprietary formulation and process that enables vaccines and biologics to preserve stability, potency, and safety. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2017, and filed with the Canadian security authorities at sedar.com on March 24, 2017, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Specific forward-looking statements in this release include the fact that the Company’s Shares will be delisted from the TSX on the date specified herein. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

VBI Contact

Nicole Anderson, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie, Chief Business Officer

Phone: (617) 830-3031 x128

Email: IR@vbivaccines.com